UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIBERATED SYNDICATION, INC.

(Name of Registrant as Specified In Its Charter)

CAMAC FUND, LP

CAMAC PARTNERS, LLC

CAMAC CAPITAL, LLC

ERIC SHAHINIAN

MICHAEL CRICENTI

SIMEON MCMILLAN

ADAM PINCUS

BRADLEY M. TIRPAK

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

LIBERATED SYNDICATION, INC.

SPECIAL MEETING OF STOCKHOLDERS

[●], 2019

PROXY STATEMENT

OF

CAMAC FUND, LP

PLEASE SIGN, DATE AND RETURN THE ENCLOSED

WHITE PROXY CARD TODAY.

This proxy statement (this “Proxy Statement”) and the enclosed WHITE proxy card are being furnished by Camac Fund, LP, a Delaware limited partnership, and its affiliates Camac Partners, LLC, a Delaware limited liability company, and Camac Capital, LLC, a Delaware limited liability company (collectively, “Camac”), in connection with the solicitation of proxies from the holders of shares of common stock, par value $.001 per share (the “Common Stock”), of Liberated Syndication, Inc., a Nevada corporation (“Libsyn”), for the Special Meeting of Stockholders of Libsyn scheduled to be held at [●], on [●], 2019, at [●] and at any adjournments, postponements or other delays thereof (the “Special Meeting”).

Who we are: Camac is a private investment firm founded in 2011. We own approximately [6.5] percent of Libsyn. We focus on extremely mispriced assets in discrete pockets of opportunity. Camac prides itself on its unique sourcing, flexible mandate, and constant focus on non-competitive opportunities. Our investments are long term in nature and focused on compounding capital over several decades rather than months or years. We have been a long-term stockholder of Libsyn, having maintained a long equity position in Libsyn since 2017.

What we believe: As a substantial stockholder of Libsyn, we are deeply disturbed by Libsyn management’s alarming track record and Libsyn’s runaway executive compensation, massive dilution of existing stockholders and poor capital allocation. We do not believe that there is any rational business justification for many of the decisions made by Libsyn’s board of directors (the “Board”), other than to line the pockets of Libsyn’s senior executives with money that rightfully belongs to Libsyn’s stockholders. In addition, we believe that Libsyn’s current directors are entrenched.

Why is change needed: We believe that the problems at Libsyn are systemic and are the result of directors who have abdicated their responsibility to create value for all stockholders. It is long past time for new directors with fresh perspectives who can work to improve Libsyn for the benefit of all stockholders, not just Libsyn’s senior executives.

What can we do: We have carefully considered this course of action and have thought about other alternatives to effect change. We believe that change requires a reconstitution of the Board. We believe that our director nominees—Eric Shahinian, Michael Cricenti, Simeon McMillan, Adam Pincus and Bradley M. Tirpak (each a “Nominee” and collectively, the “Nominees”)—are the right people to serve as agents of change on behalf of stockholders. They will bring to the Board fresh perspectives and the relevant qualifications and experiences necessary for the Board to create long term-value for the stockholders.

At the Special Meeting, Libsyn’s stockholders will consider and act on the following proposals:

Proposal		Our Recommendation

1A.	To remove, without cause, Christopher Spencer as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).	FOR THE REMOVAL OF MR. SPENCER

1B.	To remove, without cause, J. Gregory Smith as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).	FOR THE REMOVAL OF MR. SMITH

1C.	To remove, without cause, Douglas Polinsky as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).	FOR THE REMOVAL OF MR. POLINSKY

1D.	To remove, without cause, Denis Yevstifeyev as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).	FOR THE REMOVAL OF MR. YEVSTIFEYEV

2.	To amend Article III, Section 3.02 of Libsyn’s bylaws (as purported to be amended and restated by the Board, the “Bylaws”) to increase to nine the number of directors constituting the Board.	FOR

3.	To amend Article III, Section 3.10 of the Bylaws to confirm that stockholders may fill any vacancies, however caused, on the Board and clarify that only stockholders may fill vacancies caused by the removal of a director by stockholders.	FOR

4A.	To elect Eric Shahinian to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.	FOR MR. SHAHINIAN

4B.	To elect Michael Cricenti to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.	FOR MR. CRICENTI

4C.	To elect Simeon McMillan to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.	FOR MR. MCMILLAN

4D.	To elect Adam Pincus to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.	FOR MR. PINCUS

4E.	To elect Bradley M. Tirpak to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.	FOR MR. TIRPAK

5.	To amend the Bylaws by deleting Article III, Section 3.03 of the Bylaws to eliminate any ability of the Board to unilaterally adopt a classified Board structure such that a nominee only stands for election once every three years.	FOR

6.	To repeal any provision or amendment to the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of stockholders after February 19, 2016, and prior to the effectiveness of this proposal.	FOR

7.	To transact such other business as may properly come before the Special Meeting.

Detailed information concerning the Proposals is set forth under the caption “The Proposals.”

As of the date of this Proxy Statement, Camac is the beneficial owner of 1,896,562 shares of Common Stock, representing approximately [6.5] percent of the Common Stock outstanding. We intend to vote all shares of Common Stock that are beneficially owned by us in accordance with our recommendations as described above.

[Libsyn has disclosed that it has set the close of business on [●], 2019 (the “Record Date”), as the record date for determining stockholders entitled to vote at the Special Meeting.]

Libsyn has disclosed that as of the Record Date, there were [29,271,974] shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on all matters presented at the Special Meeting.

CAMAC IS CONDUCTING THE SOLICITATION AND IS NOT ACTING ON BEHALF OF LIBSYN OR THE BOARD.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE BOARD BY AUTHORIZING A PROXY TO VOTE FOR EACH PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

Do not return any proxy card that you may receive from Libsyn, even as a protest vote. If you have already submitted a proxy card, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided. Only your latest signed and dated proxy will be counted.

This Proxy Statement is dated [●], 2019, and is first being mailed to stockholders, along with the enclosed WHITE proxy card, on or about [●], 2019.

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED

WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IMPORTANT INFORMATION REGARDING THE SOLICITATION

Your prompt action is important. We urge you to vote the enclosed WHITE proxy card TODAY. Your vote is important, no matter how many or how few shares of Common Stock you own. Please send in your WHITE proxy card today.

For additional information or assistance, please contact InvestorCom LLC (“InvestorCom”), the firm assisting Camac in its solicitation of proxies:

InvestorCom LLC

19 Old Kings Highway S., Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

-i-

ABOUT CAMAC

Camac is a private investment firm founded in 2011. We own approximately [6.5] percent of Libsyn. We focus on extremely mispriced assets in discrete pockets of opportunity. Camac prides itself on its unique sourcing, flexible mandate, and constant focus on non-competitive opportunities. Our investments are long term in nature and focused on compounding capital over several decades rather than months or years. We have been a long-term stockholder of Libsyn, having maintained a long equity position in Libsyn since 2017.

REASONS FOR THIS PROXY SOLICITATION

As a substantial stockholder of Libsyn, we are deeply disturbed by Libsyn management’s alarming track record and Libsyn’s runaway executive compensation, massive dilution of existing stockholders and poor capital allocation. We do not believe that there is any rational business justification for many of the decisions made by the Board, other than to line the pockets of Libsyn’s senior executives with money that rightfully belongs to Libsyn’s stockholders.

For example:

•

Management’s alarming track record: In 2012, the predecessor to Libsyn, Wizzard Software Corp., purchased a kiosk business now known as FAB Universal Corp. (“FAB”). Shortly after being acquired, FAB was accused of fraud, issuance of debt without disclosure, and was essentially abandoned. It was shown that only 10 percent of the kiosks that were claimed to be owned by FAB actually existed. At a bare minimum, this lack of due diligence is alarming. The management team that authorized the FAB acquisition is the same management team that is currently running Libsyn.

•

Runaway executive compensation: In 2019, Christopher J. Spencer, Libsyn’s chief executive officer, is slated to receive a $400,000 salary and an $800,000 bonus (for an astonishing $1,200,000 in total cash compensation), and John Busshaus, Libsyn’s chief financial officer, is slated to receive a $350,000 salary and a $700,000 bonus (for an astonishing $1,050,000 in total cash compensation). This amounts to over 59% of Libsyn’s 2018 income. We believe that these amounts, which are in addition to numerous equity grants totaling millions of shares, are wildly disproportionate for a company of Libsyn’s size. It does not appear that Libsyn or the Board uses an independent compensation consultant—a standard practice when setting executive compensation.

•

Massive dilution: Since April 2017, the Board has approved multiple massive stock awards to insiders. If vested, these awards would have the effect of diluting Libsyn’s original public stockholders by almost 50 percent. These awards represent a massive transfer of value from stockholders into the pockets of Libsyn management and directors. Further, the Board has recently taken a number of troubling actions to permit the vesting of certain awards where Libsyn management had not met the applicable performance thresholds, and extend the time to achieve the thresholds for other awards. For more information, see the section of this Proxy Statement captioned “Background of the Solicitation.”

•

Poor capital allocation: At the end of 2018, Libsyn had a healthy cash balance of $11 million, but also maintained borrowings of $8 million. These borrowings resulted in approximately $387,000 of interest payments by Libsyn just in 2018. This is a wildly inappropriate capital structure for a company of Libsyn’s size. If Libsyn would simply pay off all borrowings with its outstanding cash, it would eliminate all interest expense and still leave Libsyn with a robust cash balance.

In our opinion, the Board failed to take even the most basic steps to rein in executive compensation and presided over and enabled significant dilution of Libsyn’s stockholders. We believe the Board has grown entrenched and is no longer capable of acting in the best interests of stockholders and that it is time for new directors with the fresh perspectives and a sense of urgency necessary to unlock Libsyn’s full potential.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

The following are some of the questions that you, as a stockholder of Libsyn, may have about this proxy solicitation and the answers to those questions. The following is not a substitute for the information contained in the remainder of this Proxy Statement. The information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. We urge you to read this entire Proxy Statement (including any annexes hereto) carefully before deciding whether to grant a proxy.

Q:	Who is making this solicitation?

A:

Proxies are being solicited by Camac. Camac believes that it is one of Libsyn’s largest stockholders, with beneficial ownership of 1,896,562 shares of Common Stock, representing approximately [6.5] percent of the Common Stock outstanding.

Additional information about Camac is set forth under the caption “About Camac.”

Q:	What is being voted on at the Special Meeting?

A:	At the Special Meeting, Libsyn’s stockholders will consider and act upon the following matters:

1A.	To remove, without cause, Christopher Spencer as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).

1B.	To remove, without cause, J. Gregory Smith as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).

1C.	To remove, without cause, Douglas Polinsky as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).

1D.	To remove, without cause, Denis Yevstifeyev as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).

2.	To amend Article III, Section 3.02 of the Bylaws to increase to nine the number of directors constituting the Board.

3.

To amend Article III, Section 3.10 of the Bylaws to confirm that stockholders may fill any vacancies, however caused, on the Board and clarify that only stockholders may fill vacancies caused by the removal of a director by stockholders.

4A.	To elect Eric Shahinian to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.

4B.	To elect Michael Cricenti to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.

4C.	To elect Simeon McMillan to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.

4D.	To elect Adam Pincus to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.

4E.	To elect Bradley M. Tirpak to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor has been elected and has qualified.

5.

To amend the Bylaws by deleting Article III, Section 3.03 of the Bylaws to eliminate any ability of the Board to unilaterally adopt a classified Board structure such that a nominee only stands for election once every three years.

6.

To repeal any provision or amendment to the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of stockholders after February 19, 2016, and prior to the effectiveness of this proposal.

7.	To transact such other business as may properly come before the Special Meeting.

Q:	How does Camac recommend that you vote?

A:	At the Special Meeting, we recommend that you vote:

1A.	“FOR” the removal, without cause, of Christopher Spencer as a director of Libsyn.

1B.	“FOR” the removal, without cause, of J. Gregory Smith as a director of Libsyn.

1C.	“FOR” the removal, without cause, of Douglas Polinsky as a director of Libsyn.

1D.	“FOR” the removal, without cause, of Denis Yevstifeyev as a director of Libsyn.

2.	“FOR” the amendment to Article III, Section 3.02 of the Bylaws to increase to nine the number of directors constituting the Board.

3.

“FOR” the amendment to Article III, Section 3.10 of the Bylaws to confirm that stockholders may fill any vacancies, however caused, on the Board and clarify that only stockholders may fill vacancies caused by the removal of a director by stockholders.

4A.	“FOR” the election of Eric Shahinian to serve as a director of Libsyn.

4B.	“FOR” the election of Michael Cricenti to serve as a director of Libsyn.

4C.	“FOR” the election of Simeon McMillan to serve as a director of Libsyn.

4D.	“FOR” the election of Adam Pincus to serve as a director of Libsyn.

4E.	“FOR” the election of Bradley M. Tirpak to serve as a director of Libsyn.

5.

“FOR” the deletion of Article III, Section 3.03 of the Bylaws to eliminate any ability of the Board to unilaterally adopt a classified Board structure such that a nominee only stands for election once every three years.

6.

“FOR” the repeal of any provision or amendment to the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of stockholders after February 19, 2016, and prior to the effectiveness of this proposal.

We intend to vote our shares of Common Stock consistent with these recommendations.

Q:	Why is Camac soliciting your vote?

A:

As a substantial stockholder of Libsyn, we are deeply disturbed by Libsyn management’s alarming track record and Libsyn’s runaway executive compensation, massive dilution of existing stockholders and poor capital allocation. We do not believe that there is any rational business justification for many of the decisions made by the Board, other than to line the pockets of Libsyn’s senior executives with money that rightfully belongs to Libsyn’s stockholders. In addition, we believe that Libsyn’s current directors are entrenched.

We believe that the problems at Libsyn are systemic and are the result of directors who have abdicated their responsibility to create value for all stockholders. It is long past time for new directors with fresh perspectives who can work to improve Libsyn for the benefit of all stockholders, not just Libsyn’s senior executives.

Additional information concerning the background of, and our reasons for, this proxy solicitation is set forth under the captions “Background of the Solicitation” and “Reasons for the Solicitation,” respectively.

Q:	Who are the Nominees?

A:

The Nominees, Eric Shahinian, Michael Cricenti, Simeon McMillan, Adam Pincus and Bradley M. Tirpak, are highly qualified individuals with a diversity of experience relevant to Libsyn. The principal occupation and business experience of each Nominee is set forth under the caption “Proposals 4A-4E—Election of the Nominees.”

Q:	Who can vote at the Special Meeting?

A:	If you are a record or beneficial owner of shares of Common Stock as of the close of business on the Record Date, then you have the right to vote at the Special Meeting.

Q:	How many shares of Common Stock must be voted in favor of the removal of Libsyn’s current directors?

A:

Under Nevada law, the removal of one or more directors from office requires the affirmative vote of two-thirds of the voting power of the issued and outstanding voting stock represented and entitled to vote on the matter. Abstentions, if any, have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, have the same effect as a vote “AGAINST” this proposal.

Q:	How many shares of Common Stock must be voted in favor of the Nominees to elect them?

A:

Libsyn’s organizational documents provide that directors are elected by a simple majority of the shares of Common Stock represented at the Special Meeting and voting on the proposal (that is, more votes for than against). Abstentions, if any, will have no effect. Broker non-votes, if any, will have no effect.

Q:	How many shares of Common Stock must be voted in favor the proposals to amend the Bylaws?

A:

Each of the proposals to amend the Bylaws require a simple majority of the shares of Common Stock represented at the Special Meeting and voting on the proposal (that is, more votes for than against). Abstentions, if any, will have no effect. Broker non-votes, if any, will have no effect.

Q:	What should I do to vote at the Special Meeting?

A:

If you hold your shares of Common Stock on the books and records of Libsyn in your own name, please authorize a proxy to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

If you hold your shares of Common Stock in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, only that entity can exercise your right to vote your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a WHITE proxy card is submitted on your behalf. Please follow the instructions on the enclosed WHITE voting instruction form to provide voting instructions to your bank, brokerage firm, dealer, trust company or other nominee. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered by telephone or over the Internet, instructions will be included on the enclosed WHITE voting instruction form.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the Special Meeting, we encourage you to vote the enclosed WHITE proxy card TODAY so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the Special Meeting in person, we recommend that you sign, date and return a WHITE proxy card so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:	How do proxies work?

A:

Giving Camac your proxy means that you authorize the individuals designated by Camac (known as “proxy holders”) to vote your shares of Common Stock at the Special Meeting according to the directions that you provide. Whether or not you are able to attend the Special Meeting, we urge you to vote the enclosed WHITE proxy card TODAY. If you specify a choice with respect to any item by marking the appropriate box on the WHITE proxy card, the shares of Common Stock to which that proxy card relates will be voted in accordance with that specification. If no specification is made, the shares of Common Stock will be voted in accordance with our recommendation described in this Proxy Statement and in the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting.

Q:	What is the deadline for submitting proxies?

A:	Proxies can be submitted until the polls are closed at the Special Meeting. However, to be sure that we receive your proxy in time to utilize it, please provide your proxy as early as possible.

Q:	May I change my vote?

A:

Yes. Even after you have submitted your proxy, you may change your vote at any time by returning a later dated proxy card or voting at the Special Meeting by ballot. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

Q:	What should I do if I receive a proxy card from Libsyn?

A:

We urge you to discard any proxy card that you receive from Libsyn. If you submit a WHITE proxy card, do not sign or return a proxy card solicited by Libsyn or follow any voting instructions provided by Libsyn unless you want to change your vote. Only your latest signed and dated proxy will count.

Q:	Whom should I contact if I have any questions about Camac’s solicitation?

A:	Please call or write InvestorCom, the firm assisting Camac in its solicitation, at:

InvestorCom LLC

19 Old Kings Highway S., Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own.

WE RECOMMEND THAT YOU VOTE FOR ALL OF THE PROPOSALS.

Please vote each and every WHITE proxy card and WHITE voting instruction form that you receive, as each account must be voted separately.

BACKGROUND OF THE SOLICITATION

Camac has been an investor in Libsyn since 2017, believing the shares of Libsyn to be undervalued relative to the merits of the business and opportunity set for Libsyn.

On April 13, 2017, Libsyn disclosed a massive restricted stock grant to Libsyn management and directors. Under these grants, Mr. Spencer, the chief executive officer, received 1.5 million shares of Common Stock, Mr. Busshaus, the chief financial officer, received 1.25 million shares of Common Stock, and the three independent directors each received 300,000 shares of Common Stock. The grant documents for these awards provided for vesting in four equal tranches upon the achievement of four milestones: (1) Libsyn obtaining a $25 million average market capitalization for any five consecutive days within 12 months of April 13, 2017 (“Milestone 1”); (2) Libsyn obtaining a $50 million average market capitalization for any five consecutive days within 18 months of April 13, 2017 (“Milestone 2”); (3) Libsyn obtaining a $75 million average market capitalization for any five consecutive days within 24 months of April 13, 2017 (“Milestone 3”); and (4) Libsyn up-listing to The Nasdaq Stock Market within 24 months of April 13, 2017 (“Milestone 4”). Any shares that did not vest pursuant to these milestones were to be forfeited. On June 19, 2017, Libsyn disclosed that, in connection with its 2017 Annual Meeting of the Stockholders (the “2017 Annual Meeting”), the Board amended the Bylaws to reduce the quorum for meetings of the stockholders from a majority of Libsyn’s issued and outstanding Common Stock to just one-third. Despite being obligated to do so, Libsyn has never publicly disclosed these amended Bylaws.

On June 28, 2017, Libsyn held its 2017 Annual Meeting. At the meeting, Libsyn purported to apply a plurality voting standard in the election of directors. However, Libsyn’s publicly disclosed organizational documents have never permitted the use of plurality voting in director elections. In fact, Libsyn’s publicly disclosed organizational documents make clear that a majority voting standard is to be used in director elections. Libsyn has never disclosed the voting results from the 2017 Annual Meeting, and Camac is left to wonder if any director was properly elected at the 2017 Annual Meeting.

In May 2018, Mr. Shahinian met with Mr. Spencer to discuss Libsyn broadly and to allow Mr. Spencer to hear Mr. Shahinian’s views on Libsyn.

On September 12, 2018, Libsyn held its 2018 Annual Meeting of Stockholders. As at the 2017 Annual Meeting, Libsyn purported to apply a plurality voting standard in the election of directors despite the plain language in its publicly disclosed organizational documents that such standard was improper.

On January 8, 2019, Camac filed a Schedule 13D disclosing ownership of approximately 5.2 percent of the Common Stock.

Later in January 2019, Messrs. Shahinian and Spencer spoke about, among other things, Camac’s Schedule 13D filing and Libsyn’s share dilution and compensation practices.

On March 15, 2019, Libsyn disclosed that the Board “acknowledged” that Milestone 1 and Milestone 2 had been met. Messrs. Shahinian and Spencer spoke about Milestone 2, and Mr. Shahinian stated his belief that Milestone 2 had not been achieved. In response, Mr. Spencer stated that, for purposes of determining the achievement of Milestone 2, the grants made in April 2017 should not be evaluated collectively but rather on a one-by-one basis. From this discussion, Camac concluded that the Board is taking the position that, when calculating the achievement of Milestone 2 for any individual, only the restricted shares granted to that individual should be excluded from the market capitalization calculation. Camac believes that this position is not supported by the text of the documents governing these equity grants or the disclosures made by Libsyn, and that all of the restricted shares granted after April 2017 should not be counted toward this threshold.

Also on March 15, 2019, Libsyn disclosed that the Board’s compensation committee determined to extend the time periods for Messrs. Spencer and Busshaus to achieve Milestone 3 and Milestone 4 by an additional 18 months. Presumably, this action was taken because it would have been impossible for either milestone to be achieved under the original award agreements. Camac believes that this action represents a shocking failure to hold management accountable for failing to deliver on performance objectives set by the Board.

Also on March 15, 2019, the Board’s compensation committee rewarded Messrs. Spencer and Busshaus—who had utterly failed to achieve Milestone 3 and Milestone 4 after approximately two years and who were only able to achieve Milestone 2 thanks to what Camac believes is an impermissible interpretation of the milestone—with new employment agreements (on extremely favorable terms to the executives) that stretch into at least 2023.

On April 26, 2019, Camac commenced the process to call a Special Meeting in order to bring needed improvements to Libsyn. Camac also filed an amendment to its Schedule 13D.

On June 24, 2019, the Board unilaterally purported to amend the Bylaws to dramatically increase the quorum required at the Special Meeting and impose an onerous and highly unusual “advance notice” requirement in connection with annual meetings of stockholders. Camac believes that these amendments to the Bylaws were adopted to entrench Libsyn’s sitting directors and thwart the will of stockholders. These amendments to the Bylaws were not presented to stockholders for approval, which Camac believes is an egregious violation of stockholder rights.

On July 11, 2019, to preserve its rights, Camac delivered a letter to Libsyn (1) nominating Eric Shahinian, Michael Cricenti, Simeon McMillan, Adam Pincus and Bradley M. Tirpak for election to the Board at Libsyn’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”); (2) proposing to amend Article III, Section 3.02 of the Bylaws to increase to five the number of directors constituting the Board; (3) proposing to amend Article III, Section 3.10 of the Bylaws to confirm that stockholders may fill any vacancies, however caused, on the Board and clarify that only stockholders may fill vacancies caused by the removal of a director by stockholders; (4) proposing to amend the Bylaws by deleting Article III, Section 3.03 of the Bylaws to eliminate any ability of the Board to unilaterally adopt a classified Board structure such that a nominee only stands for election once every three years; and (5) proposing to repeal any provision or amendment to the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of stockholders after February 19, 2016, and prior to the effectiveness of this proposal.

On July 15, 2019, Camac filed a complaint and motion for preliminary injunction against Libsyn in the District Court of Clark County, Nevada (the “Nevada District Court”). The complaint and preliminary injunction motion sought to compel Libsyn to make any list of non-objecting beneficial owners (a “NOBO List”) in its possession available for inspection so that Camac could communicate with its fellow stockholders on matters relating to their mutual interests as stockholders. Camac had previously requested a NOBO List from Libsyn, which refused Camac’s request on the premise that Nevada law, specifically Nev. Rev. Stat. 78.105, does not permit stockholder to inspect any NOBO List in Libsyn’s possession.

On July 16, 2019, Camac provided all required information to Libsyn in order to call the Special Meeting. Included with this information were written requests for the Special Meeting from the holders of not less than 25 percent of all of Libsyn’s shares of Common Stock entitled to vote at a Special Meeting. Camac also issued a press release filed an amendment to its Schedule 13D. The Bylaws obligate Libsyn to call a special meeting within 60 days of Libsyn’s receipt of the requisite special meeting requests.

On August 7, 2019, the Nevada District Court issued a decision on the preliminary injunction motion, accepting Libsyn’s representation this it does not possess a NOBO List, and therefore, ruling that the Nevada District Court will not compel Libsyn to provide what it does not have. The Nevada District Court, however, also ruled that it “agrees with [Camac] that enactment and amendment of NRS 78.105 do not abrogate the common law favoring shareholder access to records and fairness in corporate governance.” Accordingly, the Nevada

District Court granted a prohibitory preliminary injunction in Camac’s favor enjoining and restraining Libsyn and its officers and agents from using any NOBO List unless Libsyn provides the same NOBO List to Camac.

On [●], 2019, Camac filed this Proxy Statement.

PROPOSALS 1A-1D—REMOVAL OF ALL EXISTING DIRECTORS

The Board is currently composed of four directors. We are seeking your support at the Special Meeting to removal, without cause, Christopher Spencer, J. Gregory Smith, Douglas Polinsky and Denis Yevstifeyev as directors of Libsyn (and any other persons, other than the Nominees, who are elected, appointed or designated by the Board to fill any vacancy or newly created directorship at any time prior to the time that any of the actions proposed by this proposal become effective).

Proposals 1A-1D provide for the adoption of the following resolutions:

1A.

RESOLVED, that Christopher Spencer (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat) be and hereby is removed, without cause, from the Board.

1B.

RESOLVED, that J. Gregory Smith (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat) be and hereby is removed, without cause, from the Board.

1C.

RESOLVED, that each of Douglas Polinsky (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat) be and hereby is removed, without cause, from the Board.

1D.

RESOLVED, that each of Denis Yevstifeyev (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat), be and hereby is removed from the Board.

Camac believes that the Board is not appropriately focused on acting in the best interests of stockholders and that the most effective manner to bring about change and protect the interests of stockholders is through the replacement of current directors.

If all directors are removed pursuant to Proposals 1A-1D, but no directors are elected pursuant to Proposals 4A-4E, then no directors will remain on the Board.

We recommend that you vote “FOR” each of Proposals 1A-1D. We intend to vote our shares of Common Stock “FOR” each of Proposals 1A-1D.

PROPOSAL 2—AMEND THE BYLAWS TO SET THE SIZE OF THE BOARD AT NINE

Proposal 2 is an amendment to Article III, Section 3.02 of the Bylaws to provide that stockholders have set the number of directors on the Board at nine.

Proposal 2 provides for the adoption of the following resolution:

RESOLVED, that Article III, Section 3.02 of the bylaws of Liberated Syndication, Inc. is hereby amended and restated in its entirety to read as follows (deletions are indicated by strikeouts and additions are indicated by double underlines):

Section 3.02 Number, Term, and Qualifications. The Board of Directors shall consist of one to nine persons. Increases or decreases to said number may be made, within the numbers authorized by the Articles of Incorporation, as the Board of Directors shall from time to time determine by amendment to these Bylaws. An increase or a decrease in the number of the members of the Board of Directors may also be had upon amendment to these Bylaws by a majority vote of all of the shareholders, and the number of directors to be so increased or decreased shall be fixed upon a majority vote of all of the shareholders of the corporation. In furtherance of the foregoing, the shareholders have set the number of directors constituting the entire Board of Directors at nine. Each director shall hold office until the next annual meeting of shareholders of the corporation and until his or her successor shall have been elected and shall have qualified. Directors need not be residents of the state of incorporation or shareholders of the corporation.

Camac believes that Proposal 2 will provide for a board of directors that is of an appropriate size for the management of Libsyn.

We recommend that you vote “FOR” this proposal. We intend to vote our shares of Common Stock “FOR” this proposal.

PROPOSAL 3—AMEND THE BYLAWS TO ALLOW STOCKHOLDERS TO FILL VACANCIES ON THE BOARD

Proposal 3 is an amendment to Article III, Section 3.10 of the Bylaws to confirm that stockholders are permitted to fill any vacancies, however caused, on the Board and provide that only stockholders are entitled to fill vacancies on the Board created because of the removal of a director by stockholders. In addition, Proposal 3 provides that only stockholders fill directorships that are created as a result of an increase in the number of directors that is approved by stockholders.

Proposal 3 provides for the adoption of the following resolution:

RESOLVED, that Article III, Section 3.10 of the bylaws of Liberated Syndication, Inc. is hereby amended and restated in its entirety to read as follows (deletions are indicated by strikeouts and additions are indicated by double underlines):

Section 3.10 Vacancies and Newly Created Directorship. If any vacancies shall occur in the Board of Directors by reason of death~~,~~ or resignation ~~or otherwise~~, or if the number of directors shall be increased by action of the Board of Directors, the directors then in office shall continue to act and such vacancies or newly created directorships shall be filled by a vote of the directors then in office, though less than a quorum, ~~in any way approved by the meeting~~ or by the shareholders. Any directorship to be filled by reason of removal of one or more directors by the shareholders or because of an increase in the number of directors that is approved by the shareholders may only be filled by ~~election by~~ the shareholders ~~at the meeting at which the director or directors are removed~~.

Camac believes that the Proposal 3 will ensure that stockholders have appropriate control over the composition of the Board. In addition, it ensures that stockholders, and not the existing entrenched Board, will fill the vacancies on the Board created by the adoption of Proposal 2.

We recommend that you vote “FOR” this proposal. We intend to vote our shares of Common Stock “FOR” this proposal.

PROPOSALS 4A-4E—ELECTION OF THE NOMINEES

Proposals 4A-4E provide for the election of the Nominees to serve as directors of Libsyn until the next annual meeting of stockholders of Libsyn and until their successors shall have been elected and shall have qualified.

Proposals 4A-4E provide for the adoption of the following resolutions:

4A.

RESOLVED, that Eric Shahinian be and hereby is elected to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor shall have been elected and shall have qualified.

4B.

RESOLVED, that Michael Cricenti be and hereby is elected to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor shall have been elected and shall have qualified.

4C.

RESOLVED, that Simeon McMillan be and hereby is elected to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor shall have been elected and shall have qualified.

4D.

RESOLVED, that Adam Pincus be and hereby is elected to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor shall have been elected and shall have qualified.

4E.

RESOLVED, that Bradley M. Tirpak be and hereby is elected to serve as a director of Libsyn until the next annual meeting of stockholders of Libsyn and until his successor shall have been elected and shall have qualified.

The Nominees have furnished the following information regarding their principal occupations and certain other matters. The ages of the nominees are given as of August 7, 2019. Each of the nominees is a citizen of the United States of America. Mr. Tirpak is also a citizen of the Republic of Ireland.

Eric Shahinian, age 31, is a successful investor. He founded Camac in 2011 and has served as its managing member since that time. Prior to founding Camac, he was an analyst at Kingstown Capital Management L.P., an investment firm, from 2009 to 2011. Mr. Shahinian was a director of Khan Resources, Inc. from 2015 to 2017, during which time the company reached a settlement with the government of Mongolia in regards to an arbitration award entered in the company’s favor and paid out a large return of capital. Mr. Shahinian has a B.S. from Babson College.

Camac believes that Mr. Shahinian’s perspective as the representative of one of Libsyn’s major stockholders, as well has his experience valuing companies, would be of substantial value to the Board.

Michael Cricenti, age 34, is a successful investor. Since February 2017, he has served as the founder and chief investment officer of Magis Capital Partners LLC, a family office based in Dallas, Texas. From 2009 until 2017, Mr. Cricenti was a managing director of Bluestem Asset Management, an investment firm. Mr. Cricenti has extensive experience sourcing, researching and executing investments in public, private and partnership securities around the world. From 2007 to 2009, Mr. Cricenti worked at Harris Williams & Co., a leading middle market merger and acquisition investment bank. Mr. Cricenti has a B.S. from Babson College.

Camac believes that Mr. Cricenti’s extensive financial expertise would be of substantial value to the Board.

Simeon McMillan, age 33, is a media executive. Since June 2017, he has served as Director of Corporate Financial Planning and Analysis at Univision Communications Inc. (“Univision”), a diversified media company focused on Hispanics and Latin Americans. From October 2015 to June 2017, Mr. McMillan served as an

Associate in the Office of the Chief Executive Officer at Univision. From February 2014 to August 2015, Mr. McMillan served as a Research Analyst at MSF Capital, a financial advisory firm. From 2012 to 2014, Mr. McMillan attended Columbia Business School, where he had a variety of internships, including with the investment advisory firms FrontFour Capital Group, LLC and Tyrian Investments, LP. From 2010 to 2012, Mr. McMillan worked at Sterling Partners, a private equity firm. Prior to Sterling Partners, Mr. McMillan worked at Goldman, Sachs & Co., an investment banking firm. Mr. McMillan has an M.B.A. from Columbia Business School and a B.S. from the Wharton School at the University of Pennsylvania.

Camac believes that Mr. McMillan’s experience at a major diversified media company, and his experience with corporate financial planning and analysis, would be of substantial value to the Board.

Adam Pincus, age 55, is a senior executive with an extensive background in podcast development, production, distribution, and the exploitation of podcast IP, as well as a background in film and television. Since February 2019, Mr. Pincus has served as founder and Chief Executive Officer of Anbaric Audio, a podcast studio/production company. From October 2018 to February 2019, Mr. Pincus pursued formative steps to establish Anbaric Audio. From May 2015 to September 2018, Mr. Pincus served as Executive Vice President, Programming & Content at First Look Media / Topic Studios. At First Look Media, Mr. Pincus oversaw the establishment of the podcast division, and the launch of numerous successful shows, including “Politically Reactive” with Emmy winner W. Kamau Bell; “Intercepted,” the podcast for First Look Media’s investigative journalism unit The Intercept, hosted by award-winning journalist Jeremy Scahill; the #1 series “Missing Richard Simmons” and its follow up, “Headlong”; and “Anthem”, an original musical from John Cameron Mitchell (“Hedwig and the Angry Inch”), which launched on Luminary in April 2019. Prior to his time at First Look Media, Mr. Pincus ran the North American content studio for WPP unit GroupM Entertainment, where he served as Executive Vice President, Programming and Production from September 2013 to April 2015. From January 2008 to August 2013, Mr. Pincus was an executive at MediaCom, where he served as Senior Partner, Director/Branded Entertainment, from January 2010 to August 2013, and Head of Content, MediaCom Beyond Advertising from January 2008 to December 2009. From 1998 to 2005, Mr. Pincus served as Senior Vice President, Original Programming, On-Air and New Media at Sundance Channel and was part of the operating committee. Mr. Pincus received a B.A. from Columbia University.

Camac believes that Mr. Pincus’ experiences with the podcasting industry and the entertainment industry more generally would be of substantial value to the Board.

Bradley M. Tirpak, age 49, is a successful investor focused on small-cap stocks. Since September 2016, he has been a managing director at Palm Active Partners LLC. From 2009 to 2016, Mr. Tirpak was founder and Chief Executive Officer of Locke Partners and managed various investment partnerships that focused on engaging public companies to improve corporate governance and improve stockholder returns. Earlier in his career, he worked for Credit Suisse First Boston, Caxton Associates, Sigma Capital Management and Chilton Investment Company. Mr. Tirpak is the Chairman of the Board of Full House Resorts, Inc., a casino developer and operator, and has been a director since December 2014, was a director of Flowgroup plc, an independent energy supplier in the UK, from July 2017 until October 2018, and was a director of Birner Dental Management Services, Inc., a manager of dental practices in Colorado, Arizona and New Mexico, from December 2017 to January 2019. From April 2015 to February 2017, he was a director of Applied Minerals, Inc., a leading producer of halloysite clay and advanced natural iron oxide solutions, and from January 2010 to February 2012, he was a director of USA Technologies, Inc., a payments company focused on the vending industry. Mr. Tirpak is a trustee of the HALO Trust USA, the world’s largest humanitarian mine clearance organization which clears the debris of war in over 20 countries. Mr. Tirpak received a B.S. from Tufts University and an M.B.A from Georgetown University.

Camac believes that Mr. Tirpak’s experience in evaluating corporate activities and opportunities, as well has his experience with corporate governance and investments, would be of substantial value to the Board.

CAMAC URGES YOU TO VOTE FOR THE ELECTION OF EACH OF THE NOMINEES, ERIC SHAHINIAN, MICHAEL CRICENTI, SIMEON MCMILLAN, ADAM PINCUS AND BRADLEY M. TIRPAK, ON THE ENCLOSED WHITE PROXY CARD.

Circumstances may arise such that if some of the Nominees are elected, they will not constitute a majority of the Board. In that case, the Nominees will not alone be able to cause Libsyn to take any action. However, Camac expects that those Nominees who are elected to actively engage their fellow directors in full discussion of the issues facing Libsyn and resolve them together. By utilizing their respective experiences and working constructively with the other Board members, Camac believes that those Nominees who are elected can effect positive change at Libsyn. Camac expects the Nominees, if elected, to advocate for improvements to Libsyn’s corporate governance. Camac is not aware of any plans by the Nominees to take any specific actions if elected to the Board.

There can be no assurance that if any of the Nominees are elected, any other members of the Board who are not the Nominees will serve with the Nominees.

If elected, the Nominees, together with the other directors of Libsyn, if any, will be responsible for managing the business and affairs of Libsyn. Each director of Libsyn has an obligation to comply with his or her fiduciary duties under Nevada law. It is possible that circumstances may arise in which the interests of Camac, on the one hand, and the interests of other stockholders of Libsyn, on the other hand, may differ. In that case, we expect the Nominees to fully discharge their fiduciary obligations to Libsyn and its stockholders under Nevada law.

Except as set forth in this Proxy Statement, we believe that each Nominee is independent and is not currently affiliated with Libsyn or any of its subsidiaries. We have no knowledge of any facts that would prevent the determination that each of the Nominees is independent in accordance with the corporate governance standards of Libsyn or any applicable legal requirements. Consequently, we believe that if the Nominees are elected, a majority of the directors will be independent and there will be a sufficient number of independent directors to serve on the Board’s four standing independent committees. If the Nominees are elected, the composition of the Board’s committees will be determined by the Board.

Each of the Nominees has consented to being named as a nominee in this Proxy Statement and to serve as a director of Libsyn if elected. We do not expect that any of the Nominees will be unable to stand for election to the Board or to serve as a director if elected. In the event that a vacancy in our slate of nominees should occur because any Nominee is unable to serve or for good cause will not serve, we may appoint a substitute candidate and the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee. If we appoint a substitute nominee, we will make a filing with the SEC that (1) identifies such substitute nominee; (2) discloses that such substitute nominee has consented to being named in this Proxy Statement, as supplemented, and to serve as a director of Libsyn if elected; and (3) includes the information with respect to such substitute nominee required to be disclosed under the proxy rules of the Securities and Exchange Commission (the “SEC”). In the event that Libsyn refuses to permit a substitute nominee as contemplated by this paragraph by reason of the Bylaws or otherwise, we reserve the right to challenge such Bylaws or the application of such Bylaws to such substitute nominee or take other action in an appropriate legal proceeding.

We reserve the right to nominate additional nominees if Libsyn (1) purports to increase the number of directorships; or (2) makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Nominees. To the extent that Libsyn attempts to increase the size of the Board, we reserve the right to nominate an equal number of additional persons, which we believe would be an available remedy under Nevada law in response to any attempt by Libsyn to interfere with the voting rights of Libsyn’s stockholders. Additional nominations made pursuant to the foregoing are without prejudice to our position that any attempt by Libsyn to change the size of the Board or disqualify any of the Nominees or any substitute, additional or alternate nominees through amendments to the Bylaws or otherwise would constitute unlawful manipulation of Libsyn’s corporate machinery. If we appoint an additional nominee, we will make a filing with the SEC that (1) identifies such additional nominee; (2) discloses that such additional nominee has consented to being named in this Proxy Statement, as supplemented, and to serve as a director of Libsyn if elected; and (3) includes the information with respect to such additional nominee required to be disclosed under the SEC’s proxy rules. We reserve the right to challenge any action by Libsyn that has, or if consummated would have, the effect of disqualifying any Nominee or substitute or additional nominee. We further reserve the right to nominate fewer than all of the Nominees.

We will use proxies solicited only to vote for the Nominees (or any additional or substitute nominee, as described above). If we substitute a nominee or propose an additional nominee, we will make the filings with the SEC described above. Only then will the shares of Common Stock represented by the enclosed WHITE proxy card be voted for any additional or substitute nominee.

The Nominees will not receive any compensation from us for their services as directors of Libsyn if elected. Each of the Nominees, if elected, will be entitled to receive from Libsyn compensation paid by Libsyn to its non-employee directors. The compensation currently paid by Libsyn to its non-employee directors is described in Libsyn’s definitive proxy statement filed with the SEC on July 27, 2018.

If Proposals 1A-1D and Proposal 2 are not approved, then there will be no vacancies on the Board and none of the Nominees will be elected. However, it is possible that some or all of the Nominees will be elected if Proposal 2 is approved, but Proposals 1A-1D are not approved. It is also possible that some or all of the Nominees will be elected if each of Proposals 1A-1D are approved, but Proposal 2 is not approved. In this way, Proposals 4A-4E are contingent on the results of Proposals 1A-1D and Proposal 2.

The voting standard in director elections used by Libsyn makes it possible that the Nominees will receive an equal number of votes but there will be insufficient vacancies to elect all of the Nominees as directors. This could occur if each of Proposals 1A-1D is approved, Proposal 2 is not approved, and each of the Nominees receives an identical number of votes. In that instance, we will take all action necessary so that Eric Shahinian, Michael Cricenti, Simeon McMillan and Adam Pincus are elected as directors. These Nominees have committed to then taking all action necessary to expand the size of the Board and appoint Bradley M. Tirpak to fill the resulting vacancy.

WE URGE YOU TO VOTE FOR THE ELECTION OF EACH OF THE NOMINEES, ERIC SHAHINIAN, MICHAEL CRICENTI, SIMEON MCMILLAN, ADAM PINCUS AND BRADLEY M. TIRPAK, ON THE ENCLOSED WHITE PROXY CARD. We intend to vote our shares of Common Stock “FOR” each of the Nominees.

PROPOSAL 5—ELIMINATION OF ANY UNILATERAL ABILITY TO CLASSIFY THE BOARD

Proposal 5 is an amendment to Article III of the Bylaws to delete Section 3.03 of the Bylaws. As a consequence, Proposal 5 would eliminate any ability of the Board to unilaterally adopt a classified Board structure. Such a structure means that a nominee only stands for election once every three years.

The Proposal 5 provides for the adoption of the following resolution:

RESOLVED, that Article III, Section 3.03 of the bylaws of Liberated Syndication, Inc. is hereby amended and restated in its entirety to read as follows (deletions are indicated by strikeouts and additions are indicated by double underlines):

Section 3.03 ~~Classification of Directors. In lieu of electing the entire number of directors annually, the Board of Directors may provide that the directors be divided into either two or three classes, each class to be as nearly equal in number as possible, the term of office of the directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes.~~ Reserved.

Camac believes that a classified board structure reduces a board’s accountability to stockholders because directors only stand for election once every three years. The Board should not be able to implement a classified structure without stockholder approval.

We recommend that you vote “FOR” this proposal. We intend to vote our shares of Common Stock “FOR” this proposal.

PROPOSAL 6—REVERSAL OF ANY UNILATERAL BYLAW AMENDMENTS

Pursuant to Libsyn’s Articles of Incorporation, as amended, and the Bylaws, the Board has the power to amend, alter or repeal the Bylaws.

On June 24, 2019, Libsyn purported to adopt amendments to the Bylaws to, among other things, provide that the quorum at a special meeting of stockholders that is called at the request of stockholders (such as the Special Meeting) is a majority of shares of Common Stock that are entitled to vote at such meeting. The amendments to the Bylaws also purported to impose a highly unusual advance notice provision in connection with annual meetings of stockholders. We believe that these amendments were designed to entrench the Board and prevent it from being held accountable.

Proposal 6 is a resolution to repeal any provision or amendment to the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of stockholders after February 19, 2016, and prior to the effectiveness of this proposal. If Proposal 6 is approved, it would have the effect of repealing all of the amendments to the Bylaws purported to be adopted on June 24, 2019.

Proposal 6 provides for the adoption of the following resolution:

RESOLVED, that each provision or amendment of the bylaws of Liberated Syndication, Inc. adopted by the Board of Directors (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Liberated Syndication, Inc. entitled to vote, represented in person or by proxy) without the approval of the stockholders after February 19, 2016, and prior to the approval of this resolution is repealed, effective as of the time that this resolution is approved by the stockholders.

Camac believes that Proposal 6 will enhance the accountability of the Board by repealing all recent amendments to the Bylaws that were adopted without stockholder approval.

We recommend that you vote “FOR” this proposal. We intend to vote our shares of Common Stock “FOR” this proposal.

VOTING AND PROXY PROCEDURES

Securities Entitled to Vote

Based on information publicly disclosed by Libsyn, the shares of Common Stock constitute the only class of outstanding voting securities of Libsyn. Accordingly, only holders of shares of Common Stock as of the close of business on the Record Date are entitled to vote at the Special Meeting. Each share of Common Stock entitles its holder to one vote. There are no cumulative voting rights. According to Libsyn’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, Libsyn had 29,271,974 shares of Common Stock outstanding as of May 14, 2019. If you are a stockholder of record as of the Record Date, you will retain your right to vote at the Special Meeting even if you sell your shares of Common Stock after the Record Date.

Quorum

Assuming that Proposal 6 is approved, the holders of one-third of the total voting power of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at the Special Meeting. If Proposal 6 is not approved, then it is possible that the holders of a majority of the total voting power of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. Even if Proposal 6 is not approved, we may intend to unwind the Board’s attempt to increase the quorum at the Special Meeting.

Your shares of Common Stock will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank, brokerage firm, dealer, trust company or other nominee) or if you vote in person by ballot at the Special Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If a quorum is not present or represented at the Special Meeting, a majority of the voting power represented by shares of Common Stock present at the Special Meeting may adjourn the Special Meeting.

Vote Required

Each of Proposals 1A-1D, the proposals to remove, without cause, Christopher Spencer, J. Gregory Smith, Douglas Polinsky and Denis Yevstifeyev as directors of Libsyn, will be approved at the Special Meeting, if two-thirds of the voting power of the issued and outstanding voting stock represented and entitled to vote on each matter, vote “FOR” each proposal. Abstentions, if any, have the same effect as a vote “AGAINST” each proposal. Broker non-votes, if any, have the same effect as a vote “AGAINST” each proposal.

With respect to any other proposal that properly comes before the Special Meeting (including the other proposals described in this Proxy Statement), such proposal will be approved if a simple majority of the shares of Common Stock represented at the Special Meeting (that is, more votes for than against) vote “FOR” the proposal. Abstentions, if any, will have no effect. Broker non-votes, if any, will have no effect.

We currently intend to deliver this Proxy Statement and a WHITE proxy card to a sufficient number of holders of shares of Common Stock to elect the Nominees and approve the proposals.

Pursuant to applicable SEC rules, Libsyn is required to announce the preliminary or final voting results within four business days of the Special Meeting by means of a Current Report on Form 8-K filed with the SEC.

Voting by Proxy

Please authorize a proxy to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided TODAY.

If you hold your shares of Common Stock in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares of Common Stock are voted, please sign, date and return the WHITE proxy card for each account.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the Special Meeting, we encourage you to vote the enclosed WHITE proxy card today so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the Special Meeting in person, we recommend that you vote your WHITE proxy card so that your vote will be counted if you later decide not to attend the Special Meeting.

The enclosed WHITE proxy card may be signed only by holders of record of shares of Common Stock as of the close of business on the Record Date. If you were a stockholder of record as of the close of business on the Record Date, you will retain your voting rights at the Special Meeting even if you sell some or all of your shares of Common Stock after the Record Date. Accordingly, it is important that you vote all of the shares of Common Stock held by you as of the close of business on the Record Date, or grant a proxy to vote your shares of Common Stock on the enclosed WHITE proxy card, even if you sell some or all of your shares of Common Stock after the Record Date.

If you are a beneficial owner of shares of Common Stock held in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, these proxy materials are being forwarded to you by your bank, brokerage firm, dealer, trust company or other nominee. As a beneficial owner, you must instruct your broker, dealer, trustee or nominee how to vote. Your broker, dealer, trustee or nominee cannot vote your shares of Common Stock on your behalf without your instructions.

If you are a beneficial owner of shares of Common Stock held in “street name” and do not provide voting instructions to your bank, brokerage firm, dealer, trust company or other nominee, your shares of Common Stock will not be voted on any proposal on which your bank, brokerage firm, dealer, trust company or other nominee does not have or does not exercise discretionary authority to vote, such as a non-routine matter for which you do not provide voting instructions. This is referred to as a “broker non-vote.” We believe that due to the contested nature of the election at the Special Meeting, all of the matters to be voted on at the Special Meeting are considered non-routine. Accordingly, banks, brokerage firms, dealers, trust companies and other nominees will be unable to exercise discretionary voting authority with respect to the election of directors or with respect to any of the proposals to be voted on at the Special Meeting.

Depending upon your bank, brokerage firm, dealer, trust company or other nominee, you may be able to vote either by telephone or over the Internet. Please refer to the enclosed WHITE voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form.

Because a beneficial owner is not the stockholder of record, if you wish to vote your shares of Common Stock in person by ballot at the Special Meeting, you must obtain a “legal proxy” from the bank, brokerage firm, dealer, trust company or other nominee that holds your shares of Common Stock.

IMPORTANT

Regardless of how many shares of Common Stock you own, your vote is very important. Please vote by signing, dating and returning the enclosed WHITE proxy card.

Please vote each WHITE proxy card that you receive as each account must be voted separately.

Do not return any proxy card that you may receive from Libsyn, even as a protest vote. If you have already submitted a proxy card that you received from Libsyn, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided. Only your latest signed and dated proxy will be counted.

Attending the Special Meeting

You are entitled to attend the Special Meeting if you are a stockholder of record as of the close of business on the Record Date.

If you are a beneficial owner of shares of Common Stock held in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, your name will not appear in Libsyn’s register of stockholders. Those shares of Common Stock are held in the name of your bank, brokerage firm, dealer, trust company or other nominee on your behalf. In order for you to attend the Special Meeting, you must bring a letter or account statement showing that you beneficially own the shares of Common Stock held by your bank, brokerage firm, dealer, trust company or other nominee. To ensure that your shares of Common Stock are voted at the Special Meeting, you should promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a WHITE proxy card is submitted on your behalf.

Libsyn may impose other procedures for attendance at the Special Meeting. Please review any instructions provided by Libsyn.

Revocation of Proxies

If you are a record owner of shares of Common Stock as of the close of business on the Record Date and have mailed a proxy card to Libsyn, you may revoke that card before it is voted at the Special Meeting by mailing a signed WHITE proxy card bearing a date later than the proxy card that you delivered to Libsyn either to Camac in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, CT 06820, or to such address as Libsyn may provide. Only your latest signed and dated proxy will count and will serve as a revocation of any prior proxy submitted. Proxies may also be revoked at any time prior to being voted at the Special Meeting by: (1) attending the Special Meeting and voting in person by ballot (attendance at the Special Meeting will not in and of itself constitute revocation of a proxy); or (2) delivering a written notice of revocation. A written revocation may be in any form validly signed by the record holder or an authorized agent of the record holder as long as it clearly states that the proxy previously given is no longer effective. A written notice of revocation may be delivered either to Camac in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, CT 06820, or to such address as Libsyn may provide. Although a revocation is effective if delivered to Libsyn, we request that you mail or deliver either the original or a copy of any revocation to Camac in care of InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, CT 06820. Camac may contact stockholders who have revoked their proxies.

If your shares of Common Stock are held in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee and you wish to revoke a proxy card, you must return a later dated proxy to your bank, brokerage firm, dealer, trust company or other nominee. Only your latest signed and dated proxy will count. You may also revoke a proxy at any time before it is voted at the Special Meeting by attending the Special Meeting and voting in person by ballot (attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). You will also need to obtain a “legal proxy” from the bank, brokerage firm, dealer, trust company or other nominee that holds your shares of Common Stock in order to vote in person by ballot at the Special Meeting.

By submitting your proxy to Camac by signing and dating the enclosed WHITE proxy card, you are revoking all prior proxies that you have previously given with respect to the Special Meeting.

SOLICITATION OF PROXIES

The initial solicitation of proxies by mail may be supplemented by telephone, fax, email, newspapers and other publications of general distribution, through the Internet, and by personal solicitation by Camac and the persons listed on Annex A who are “participants” in the solicitation of proxies. No additional compensation for soliciting proxies will be paid to such participants for their proxy solicitation efforts.

Camac has retained InvestorCom for solicitation and advisory services in connection with the solicitation of proxies, for which InvestorCom is to receive a fee of up to $35,000. Up to 25 people may be employed by InvestorCom in connection with the solicitation of proxies. Camac has also agreed to reimburse InvestorCom for out-of-pocket expenses and to indemnify InvestorCom against certain liabilities and expenses, including reasonable legal fees and related charges. InvestorCom will solicit proxies from individuals, banks, brokerage firms, dealers, trust companies, other nominees and other institutional holders.

Camac has also retained I-OnAsia Limited for solicitation and advisory services in connection with the solicitation of special meeting request cards, for which I-OnAsia Limited is to receive a fee of up to $25,000. One person may be employed by I-OnAsia Limited in connection with the solicitation of proxies. I-OnAsia Limited will solicit proxies from individuals, banks, brokerage firms, dealers, trust companies, other nominees and other institutional holders. I-OnAsia Limited’s solicitation efforts will be focused on the People’s Republic of China.

Camac’s expenses related to the solicitation of proxies are currently estimated to be approximately $[●], of which approximately $[●] has been incurred to date. Such costs include, among other things, expenditures for attorneys, public relations advisors, proxy solicitors, printing, advertising, postage and other miscellaneous expenses and fees. The entire expense of soliciting proxies by or on behalf of Camac is being borne by Camac. Bank, brokerage firms, dealers, trust companies and other nominees will be requested to forward solicitation materials to beneficial owners of shares of Common Stock. Camac will reimburse banks, brokerage firms, dealers, trust companies and other nominees for their reasonable expenses for sending solicitation material to beneficial owners.

To the extent legally permissible, Camac currently intends to seek reimbursement from Libsyn for the costs of this solicitation. Camac does not currently intend to submit the question of such reimbursement to a vote of the stockholders of Libsyn.

OTHER MATTERS

Miscellaneous

Except as set forth in this Proxy Statement, we are not aware of any other proposals to be considered at the Special Meeting. However, if we learn of any other proposals made a reasonable time before the Special Meeting, we will either (1) supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on the proposal; or (2) not exercise discretionary authority with respect to the proposal. If other proposals are made after a reasonable time before the Special Meeting, the proxy holders will vote their proxies in their discretion on such proposals.

Interests of Participants in the Solicitation

The Solicitation is being conducted by Camac. The information in this Proxy Statement and in Annex A about the other persons listed on Annex A who are “participants” in the solicitation of proxies by Camac was provided by that participant.

Important Notice Regarding the Availability of Proxy Materials

This Proxy Statement and the WHITE proxy card are available at: http://www.icommaterials.com/Camac.

Certain Information Regarding Libsyn

Based on information publicly disclosed by Libsyn, Libsyn’s principal executive office is located at 5001 Baum Boulevard, Suite 770, Pittsburgh, PA 15213.

Libsyn is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is required to file reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) where reports, proxy and information statements and other information regarding issuers and others that file electronically with the SEC may be obtained free of charge.

Except as otherwise stated in this Proxy Statement, the information in this Proxy Statement concerning Libsyn has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although Camac has no knowledge that would indicate that statements relating to Libsyn contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date (1) Camac has not had access to the books and records of Libsyn related to such information and statements; (2) was not involved in the preparation of such information; and (3) is not in a position to verify such information and statements. All information relating to any person other than the participants is based only on the knowledge of Camac.

Stockholder Nominations and Proposals for the 2019 Annual Meeting

Prior to June 24, 2019, Libsyn provided the following disclosure related to the submission of stockholder proposals for the 2019 Annual Meeting. The following is reprinted verbatim from Libsyn’s disclosure.

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meeting, including the submission of nominees for election to the Board of Directors, consistent with regulations adopted by the Securities and Exchange Commission (the “SEC”) and our Bylaws. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 annual meeting, we must receive them not later than January 2, 2019, or such later date as we may specify in our SEC filings. Your proposals should be addressed to Liberated Syndication Inc at 5001 Baum Blvd, Suite 770, Pittsburgh, PA 15213, Attn: Corporate Secretary.

We anticipate that proxies solicited in connection with our 2018 Annual Meeting will confer discretionary authority to vote on matters, among others, of which we do not receive notice prior to March 1, 2018.

As of June 24, 2019, Libsyn purported to amend the Bylaws to provide the following procedures related to the submission of stockholder proposals for the 2019 Annual Meeting. The following is reprinted verbatim from Libsyn’s disclosure.

Section 2.12 Business Proposed by Shareholders.

(a) At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before the annual meeting, the proposal of business to be considered by the shareholders must be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation (A) who is a shareholder of at least one percent of the corporation’s outstanding shares of record on the date of the giving of the notice provided to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.12.

(b) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(c) The Secretary of the corporation shall determine whether a notice delivered pursuant to this Section 2.12 complies with the requirements of this Section 2.12 so as to be considered properly delivered to the corporation. If the Secretary shall determine that such notice has not been properly delivered to the corporation, the Secretary shall notify the shareholder in writing within five days from the date such notice was received by the corporation of such determination.

(d) A shareholder’s notice to the Secretary shall be signed by the shareholder of record who intends to make the proposal (or such shareholder’s duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the shareholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the shareholder and any other ownership interest in the shares of the corporation, whether economic or otherwise, including derivatives and hedges, (iv) any material interest of the shareholder in such business, (v) a representation that the person sending the notice is a shareholder of record on the record date and shall remain such through the annual meeting date, and (vi) a representation that such shareholder intends to appear in person or by proxy at such annual meeting to move the consideration of the business set forth in the notice.

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.12; provided, however, that nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with such procedures. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and if so determine, the chairman of the meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The information set forth above is provided by Libsyn. The reprinting of this information in this Proxy Statement should not be construed as an admission by Camac that such procedures are legal, valid or binding.

CERTAIN EFFECTS OF THE SOLICITATION

Based on information publicly disclosed by Libsyn, for purposes of Libsyn’s 2018 Omnibus Equity Incentive Plan (the “Plan”), a “change of control” would occur if, for a participant in the Plan who does not have an employment or consulting agreement with a differing definition, in any 24 month period the Incumbent Directors (as defined below) cease to constitute at least a majority of the Board or the board of directors of any successor to Libsyn. “Incumbent Directors” means, with respect to any period of time specified under the Plan for purposes of determining whether or not a change of control has occurred, the individuals who were members of the Board at the beginning of such period. It is possible that the Incumbent Directors would no longer constitute a majority of the Board following a Special Meeting. If that happens, the Plan permits the committee who administers the Plan to: (1) cancel any equity awards in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share in the change of control over the per share exercise, base or purchase price of such equity awards, which may be paid immediately or over the vesting schedule of the equity awards; (2) cause the assumption of any equity awards by the surviving corporation or any parent of subsidiary of a surviving corporation, if any; (3) accelerate any time periods, or waive any other conditions, related to vesting, exercise, payment or distribution of any equity award so that of any holder of equity awards whose employment has terminated as a result of a change of control is vested, exercised, distributed or paid in full; (4) cause Libsyn to purchase any equity award of any holder of equity awards whose employment has terminated, upon such holder’s request; or (5) terminate any then-outstanding equity award or make any other adjustment to the equity awards then outstanding as deemed necessary or appropriate to reflect such transaction or change. At this time, neither Camac nor the Nominees believe that it would be appropriate to take any actions under the Plan if a “change of control” occurs for purposes of the Plan.

Based on information publicly disclosed by Libsyn, the employment agreements of Christopher J. Spencer and John Busshaus reference a “change of control.” The employment agreements provide for certain benefits to the applicable executive if he is terminated following a “change of control.” However, there is no definition of change of control within the employment agreements; therefore, it is unclear whether the definition under the Plan should apply. Any decision as to the employment of these executives will be made by the Board at such time.

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain certain statements that are “forward looking” in nature, and stockholders should be aware that any such forward-looking statements are only predictions and subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results materially different from that predicted. In some cases, such forward-looking statements may be identified by terminology such as “may,” “will,” “could,” “should,” “plan,” “expect,” “intend” or “believe” or the negative of such terms or other comparable terminology. You should not place undue reliance on any such statements, and any forward-looking statements made in this Proxy Statement are qualified in their entirety by these cautionary statements. There can be no assurance that the actual results or developments anticipated by Camac will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Libsyn or its business, operations or financial condition. Except to the extent required by applicable law, Camac undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

OTHER INFORMATION

The information concerning Libsyn contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. As of the date of this Proxy Statement, Camac has no knowledge that would indicate that statements relating to Libsyn contained in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete. Camac does not take any responsibility for the accuracy or completeness of such information or for any failure by Libsyn to disclose events that may have occurred and may affect the significance or accuracy of any such information.

This Proxy Statement is dated [●], 2019. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders will not create any implication to the contrary.

YOUR PROMPT ACTION IS IMPORTANT. WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TODAY. YOU MUST SIGN AND DATE THE WHITE PROXY CARD IN ORDER FOR IT TO BE VALID.

ANNEX A

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, the Nominees and certain other persons are “participants” with respect to Camac’s solicitation of proxies. The following sets forth certain information about the persons and entities who are participants. Each natural person who is a participant is a citizen of the United States of America. Mr. Tirpak is also a citizen of the Republic of Ireland.

Certain Information Concerning the Nominees

There are no material legal proceedings in which any of the Nominees or any of their associates is a party adverse to Libsyn or any of its subsidiaries, or proceedings in which such Nominees or associates have a material interest adverse to Libsyn or any of its subsidiaries. There are no family relationships among the Nominees or between any of the Nominees and any director or executive officer of Libsyn.

Except as disclosed in this Proxy Statement, none of the Nominees has been involved in any legal proceedings in the preceding ten years described in Item 401(f) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”). Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any of the Nominees and any other party pursuant to which any such Nominee was or is to be selected as a director or nominee. Except as disclosed in this Proxy Statement, none of the Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of Libsyn, or is subject to any arrangement described in Item 402 of Regulation S-K.

The following table sets forth the names and business addresses of the Nominees, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the Nominees is carried on. The principal occupations or employment of the Nominees are set forth under the caption “Proposals 4A-4E—Election of the Nominees.”

Name	Business Address
Eric Shahinian	c/o Camac Partners, LLC, 350 Park Avenue, 13th Floor, New York, New York 10022
Michael Cricenti	3111 North Houston Street, Apt. 318, Dallas, Texas 75219
Simeon McMillan	500 Frank W. Burr Boulevard, Teaneck, New Jersey 07666
Adam Pincus	68 Jay Street, Suite 422, Brooklyn, New York 11201
Bradley M. Tirpak	39 Dover Street, W1S4NN London, United Kingdom

Certain Information Concerning Camac

Camac Fund, LP (“Fund”) is a Delaware limited partnership. The principal address of Fund is 350 Park Avenue, 13th Floor, New York, New York 10022. The principal business of Fund is acting as an investment fund. Fund is the direct beneficial owner of 1,896,562 shares of Common Stock.

Camac Partners, LLC (“Partners”) is a Delaware limited liability company. The principal address of Partners is 350 Park Avenue, 13th Floor, New York, NY 10022. The principal business of Partners is acting as the investment manager of Fund. Partners, as the investment manager of Fund, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Partners disclaims beneficial ownership of such shares for all other purposes.

Camac Capital, LLC (“Capital”) is a Delaware limited liability company. The principal address of Capital is 350 Park Avenue, 13th Floor, New York, NY 10022. The principal business of Capital is acting as general partner of Fund. Capital, as general partner of Fund, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Capital disclaims beneficial ownership of such shares for all other purposes.

Mr. Shahinian is a citizen of the United States of America. The principal business of Mr. Shahinian is investing in securities in his capacity as managing member of Capital and Partners. Mr. Shahinian, as the managing member of Capital and Partners, may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Mr. Shahinian disclaims beneficial ownership of such shares for all other purposes.

Information Regarding Ownership of Common Stock by the Participants

As of the date of this Proxy Statement, the Nominees have beneficial ownership of the shares of Common Stock as set forth in the table below. Except as set forth in this Proxy Statement, the Nominees do not beneficially own any shares of Common Stock and no associates of the Nominees beneficially own any shares of Common Stock. None of the Nominees or any of their respective associates own any shares of Common Stock of record that such person does not own beneficially. None of the Nominees or any of their respective associates holds any other securities of Libsyn.

Name	Number of Shares of Common Stock
Eric Shahinian	1,896,562	(1)
Michael Cricenti	—
Simeon McMillan	63,385
Adam Pincus	—
Bradley M. Tirpak	—

(1)

Includes 1,896,562 beneficially owned by Fund. Mr. Shahinian may be deemed to have the power to direct the voting and disposition of the shares of Common Stock beneficially owned by Fund, and may be deemed to be the indirect beneficial owner of such shares. Mr. Shahinian disclaims beneficial ownership of such shares for all other purposes.

Transactions in Libsyn’s Securities by the Participants

During the two years prior to August 7, 2019, the participants purchased or sold the following securities of Libsyn. Except as disclosed in this Proxy Statement, none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Fund

Date of Transaction	Number of Shares	Nature of Transaction
8/9/2017	1,834	(1)
8/10/2017	8,500	(1)
8/28/2017	838	(1)
9/1/2017	1,000	(1)
9/26/2017	1,000	(1)
9/29/2017	187,839	(1)
10/2/2017	150	(1)
11/21/2017	1,573	(1)
11/22/2017	500	(1)
11/30/2017	22,306	(1)
12/1/2017	27,694	(1)
12/12/2017	9,354	(1)
12/13/2017	100	(1)
12/20/2017	2	(1)
12/26/2017	2,831	(1)
12/29/2017	2,230	(1)
1/2/2018	3,558	(1)
1/3/2018	4,940	(1)
1/8/2018	57,284	(1)
1/17/2018	50,100	(1)
1/22/2018	99,900	(1)
2/2/2018	8,700	(1)
2/6/2018	5,086	(1)
2/28/2018	8,049	(1)
3/1/2018	15,000	(1)
3/22/2018	30,000	(1)
3/29/2018	10,000	(1)
4/11/2018	8,226	(1)
4/13/2018	6,774	(1)
5/16/2018	3,398	(1)
5/21/2018	1,845	(1)
5/22/2018	8,620	(1)
5/23/2018	17,535	(1)
5/24/2018	5,000	(1)
5/25/2018	7,000	(1)
6/1/2018	15,000	(1)
6/5/2018	7,100	(1)
6/11/2018	4,829	(1)
6/15/2018	6,678	(1)
6/18/2018	4,400	(1)
6/20/2018	20,343	(1)

Date of Transaction	Number of Shares	Nature of Transaction
6/21/2018	16,797	(1)
6/22/2018	200	(1)
6/25/2018	4,00	(1)
6/26/2018	1,000	(1)
6/27/2018	1,352	(1)
6/28/2018	724	(1)
6/29/2018	12,975	(1)
7/2/2018	8,025	(1)
7/3/2018	9	(1)
7/5/2018	3,516	(1)
7/6/2018	600	(1)
7/30/2018	515	(1)
7/31/2018	1,718	(1)
8/1/2018	250	(1)
8/2/2018	71,576	(1)
8/3/2018	1,933	(1)
8/7/2018	57,539	(1)
8/14/2018	5,900	(1)
8/28/2018	974	(1)
8/29/2018	1,500	(1)
9/12/2018	1,907	(1)
9/13/2018	1,962	(1)
9/14/2018	1,000	(1)
9/17/2018	4,200	(1)
9/28/2018	2	(1)
10/2/2018	2,025	(1)
10/3/2018	9,050	(1)
10/5/2018	2,200	(1)
10/8/2018	1,900	(1)
10/9/2018	8,067	(1)
10/11/2018	200,000	(2)
10/29/2018	2,996	(1)
10/30/2018	1,800	(1)
10/31/2018	6,176	(1)
11/1/2018	1,00	(1)
11/8/2018	4,900	(1)
11/9/2018	900	(1)
11/12/2018	7,831	(1)
11/13/2018	6,490	(1)
11/15/2018	200	(1)
12/28/2018	2,000	(1)
12/31/2018	5,839	(1)
1/3/2019	21,420	(1)
1/7/2019	22,584	(1)
1/9/2019	1,500	(1)
1/30/2019	1,441	(1)
1/31/2019	6,540	(1)
2/1/2019	21,125	(1)
2/7/2019	16,400	(1)
2/12/2019	1,500	(1)
2/20/2019	19,394	(1)

Date of Transaction	Number of Shares	Nature of Transaction
2/22/2019	5,300	(1)
3/4/2019	44,600	(1)
3/5/2019	17,700	(1)
3/6/2019	24,051	(1)
3/7/2019	7,900	(1)
3/8/2019	35,153	(1)
3/11/2019	31,500	(1)
3/12/2019	949	(1)
3/19/2019	447	(1)
5/22/2019	23,196	(1)
6/19/2019	2,057	(1)
6/20/2019	15,056	(1)
6/25/2019	13,157	(1)
6/26/2019	11,744	(1)
6/27/2019	809	(1)
6/28/2019	100	(1)
7/1/2019	1,000	(1)
7/2/2019	4,153	(1)
7/3/2019	3,532	(1)
7/5/2019	13,200	(1)
7/8/2019	1,046	(1)
7/9/2019	2,000	(1)
7/10/2019	900	(1)
7/12/2019	100	(1)
7/15/2019	33,713	(1)
7/18/2019	3,700	(1)
8/5/2019	600	(1)

(1)	Open market purchase of shares of Common Stock. May be comprised of multiple purchases on such date.
(2)	Private purchase of shares of Common Stock.

Simeon McMillan

Date of Transaction	Number of Shares	Nature of Transaction
1/24/2018	7,000	(1)
1/25/2018	7,010	(1)
1/26/2018	37,350	(1)
1/29/2018	46,050	(1)
1/30/2018	14,300	(1)
2/1/2018	3,800	(1)
2/2/2018	21,600	(1)
2/14/2018	(100)	(2)
2/28/2018	(58,068)	(2)
3/1/2018	(46,869)	(2)
3/2/2018	(22,574)	(2)
3/5/2018	(9,499)	(2)
4/5/2018	6,490	(1)
12/14/2018	3,000	(1)
12/17/2018	5,850	(1)
12/18/2018	4,100	(1)
12/19/2018	7,800	(1)

Date of Transaction	Number of Shares	Nature of Transaction
12/20/2018	7,415	(1)
12/31/2018	14,440	(1)
4/12/2019	14,290	(1)

(1)	Open market purchase of shares of Common Stock. May be comprised of multiple purchases on such date.
(2)	Open market sale of shares of Common Stock. May be comprised of multiple sales on such date.

Miscellaneous Information Concerning the Participants

Except as described in this Annex A or in this Proxy Statement, neither any participant nor any of his respective associates or affiliates (together, the “Participant Affiliates”) (1) is either a party to any transaction or series of transactions since the beginning of Libsyn’s last fiscal year, or has knowledge of any currently proposed transaction or series of proposed transactions, (a) to which Libsyn or any of its subsidiaries was or is to be a participant; (b) in which the amount involved exceeds $120,000; and (c) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest; or (2) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter presently expected by Camac to be acted upon at a Special Meeting. Furthermore, except as described in this Annex A or this Proxy Statement, no participant or Participant Affiliate (1) directly or indirectly beneficially owns any securities of Libsyn or any securities of any subsidiary of Libsyn; or (2) has had any relationship with Libsyn in any capacity other than as a stockholder.

Except as described in this Annex A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by Libsyn or any of its affiliates or with respect to any future transactions to which Libsyn or any of its affiliates will or may be a party.

Except as described in this Annex A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since the beginning of Libsyn’s last fiscal year, with any person with respect to any securities of Libsyn, including, but not limited to, the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, consents or authorizations.

Camac and each of the Nominees may be deemed to have an interest in the election of the Nominees directly or indirectly through the record or beneficial ownership of shares of Common Stock. The Nominees may also be deemed to have an interest in their election to the Board by virtue of the compensation and indemnification that they will, or will be entitled to, receive from Libsyn if elected as directors.

Except as described in this Annex A or in this Proxy Statement, there are no arrangements, agreements or understandings between or among the participants or between or among participants and any other persons or entities in connection with the election of the Nominees, and none of the participants will receive additional compensation from Camac in connection with the election of the Nominees.

Except as described in this Annex A or in this Proxy Statement, there are no material proceedings in which the Nominees or any of their respective associates is a party adverse to Libsyn or any of its subsidiaries, or material proceedings in which such Nominee or associate has a material interest adverse to Libsyn or any of its subsidiaries.

Except as described in this Annex A or in this Proxy Statement, (1) no occupation or employment is or was carried on by any Nominee with Libsyn or any corporation or organization which is or was a parent, subsidiary or other affiliate of Libsyn; and (2) none of the Nominees has ever served on the Board.

Except as described in this Annex A or in this Proxy Statement, there are no family relationships between any Nominee and any director or executive officer of Libsyn.

During Libsyn’s last fiscal year, Camac was not the beneficial owner of more than 10 percent of the Common Stock. To the knowledge of Camac, Camac did not fail to file on a timely basis any reports required by Section 16(a) of the Exchange Act during Libsyn’s most recent fiscal year or any other applicable prior fiscal years.

Except as described in this Annex A or in this Proxy Statement, there are no relationships or dealings between the Nominees and Libsyn or any of its subsidiaries, affiliates, directors, officers or agents.

IMPORTANT

PLEASE REVIEW THIS PROXY STATEMENT AND

THE ENCLOSED MATERIALS CAREFULLY.

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR

HOW FEW SHARES OF COMMON STOCK YOU OWN.

1. If you hold your shares of Common Stock on the books and records of Libsyn in your own name, please authorize a proxy to vote by signing, dating and returning the enclosed WHITE proxy card. A postage-paid envelope is provided for your convenience.

2. If you hold your shares of Common Stock in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, only that entity can exercise your right to vote your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a WHITE proxy card is submitted on your behalf. Please follow the instructions on the enclosed WHITE voting instruction form to provide voting instructions to your bank, brokerage firm, dealer, trust company or other nominee. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered by telephone or over the Internet, instructions will be included on the enclosed WHITE voting instruction form.

3. If you have previously signed and returned a proxy card to Libsyn, you have every right to change your vote. Only your latest signed and dated proxy card will be counted. You may revoke any proxy card already sent to Libsyn by signing, dating and returning the enclosed WHITE proxy card. A postage-paid envelope is provided for your convenience. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting or by voting in person by ballot at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation.

4. After voting the enclosed WHITE proxy card, do not sign or return a proxy card unless you intend to change your vote. Only your latest signed and dated proxy will be counted.

5. Please vote each and every WHITE proxy card and WHITE voting instruction form that you receive as each account must be voted separately.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares of Common Stock, please contact:

InvestorCom LLC

19 Old Kings Highway S., Suite 210

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300

PRELIMINARY FORM OF PROXY CARD—SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND

SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

FORM OF PROXY CARD—WHITE

SPECIAL MEETING OF STOCKHOLDERS

LIBERATED SYNDICATION, INC.

THIS PROXY IS SOLICITED BY CAMAC AND NOT BY OR ON BEHALF OF THE BOARD OF DIRECTORS OF LIBERATED SYNDICATION, INC. (THE “BOARD”)

The undersigned stockholder of Liberated Syndication, Inc., a Nevada corporation (the “Libsyn”), hereby constitutes and appoints Eric Shahinian and John G. Grau, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock, par value $.001 per share, of Libsyn registered in the name of the undersigned at the Special Meeting of Stockholders of Libsyn to be held at [●], on [●], 2019, at the [●], and at any adjournments, postponements or other delays thereof   (the “Special Meeting”).

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

This proxy revokes all prior proxies given by the undersigned with respect to the Special Meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY TODAY.

(continued, and to be signed and dated, on the reverse side)

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote your shares of Libsyn’s

common stock for the Special Meeting.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY.

Vote by Mail—Please sign, date and return this WHITE proxy card in the postage paid envelope provided, or mail it to: Camac Fund, LP, c/o InvestorCom LLC, 19 Old Kings Highway S., Suite 210, Darien, CT 06820.

▼ PLEASE DETACH PROXY CARD HERE AND SIGN, DATE

AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

PLEASE MARK VOTES AS IN THIS EXAMPLE: ☒

PROPOSALS 1A-1D— Removal of Existing Directors

1A.	To remove Christopher Spencer as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).

☐ FOR REMOVAL	☐ AGAINST	☐ ABSTAIN

1B.	To remove J. Gregory Smith as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).

☐ FOR REMOVAL	☐ AGAINST	☐ ABSTAIN

1C.	To remove Douglas Polinsky as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).

☐ FOR REMOVAL	☐ AGAINST	☐ ABSTAIN

1D.	To remove Denis Yevstifeyev as a director of Libsyn (and any other person, other than the Nominees, who is elected, appointed or designated to fill a vacancy of such Board seat).

☐ FOR REMOVAL	☐ AGAINST	☐ ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” EACH OF PROPOSALS 1A-1D.

PROPOSAL 2—Amend the Bylaws to Set the Size of the Board at Nine

2.          The approval of an amendment to Article III, Section 3.02 of the Bylaws to increase to nine the number of directors constituting the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3—Amend the Bylaws to Allow Stockholders To Fill Vacancies On The Board

3.          The approval of an amendment to Article III, Section 3.10 of the Bylaws to confirm that stockholders may fill any vacancies, however caused, on the Board and clarify that only stockholders may fill vacancies caused by the removal of a director by stockholders.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSALS 4A-4E—Election of the Nominees

4A.	To elect Eric Shahinian as a director of Libsyn, to hold office until Libsyn’s next annual meeting and until his successor has been elected and has qualified.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4B.	To elect Michael Cricenti as a director of Libsyn, to hold office until Libsyn’s next annual meeting and until his successor has been elected and has qualified.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4C.	To elect Simeon McMillan as a director of Libsyn, to hold office until Libsyn’s next annual meeting and until his successor has been elected and has qualified.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4D.	To elect Adam Pincus as a director of Libsyn, to hold office until Libsyn’s next annual meeting and until his successor has been elected and has qualified.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4E.	To elect Bradley M. Tirpak as a director of Libsyn, to hold office until Libsyn’s next annual meeting and until his successor has been elected and has qualified.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” EACH OF PROPOSALS 4A-4E.

PROPOSAL 5—Elimination of Any Unilateral Ability to Classify the Board

5.          The approval of a deletion of Article III, Section 3.03 of the Bylaws to eliminate any ability of the Board to unilaterally adopt a classified Board structure such that a nominee only stands for election once every three years.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 5.

PROPOSAL 6—Reversal of Any Unilateral Bylaw Amendments

6.

The repeal of any provision or amendment of the Bylaws adopted by the Board (other than the amendment to set the quorum at a meeting of stockholders at one-third of the total voting power of the outstanding shares of Libsyn entitled to vote, represented in person or by proxy) without the approval of the stockholders after February 19, 2016, and prior to the approval of this proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 6.

THIS PROXY IS VALID ONLY WHEN SIGNED.

Dated: , 2019

Printed Name of Stockholder

Signature of Stockholder (and title, if any)

Signature of Stockholder (if held jointly)

Please sign exactly as your name or names appear on the stock certificate or on the attached label. If shares of common stock are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE PROMPTLY SIGN, DATE AND RETURN THIS WHITE PROXY CARD.

A POSTAGE-PAID ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.